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                                                                    Exhibit 23.1


The Board of Directors
Dove Audio, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-06595) on Form S-8 of Dove Audio, Inc. of our report dated April 12, 1996, with respect to the consolidated balance sheet of Dove Audio, Inc subsidiaries as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1995 annual report on Form 10-KSB/A of Dove Audio, Inc.

                                        /s/ KPMG Peat Marwick LLP

Los Angeles, California
September 9, 1996